SALESTACTIX, INC. (FKA AGE RESEARCH, INC.)

CONSOLIDATED BALANCE SHEET (Unaudited)

June 30, 2004

ASSETS
Current Assets
Cash and Cash Equivalents	$ 47,322
Accounts Receivable	36,285
Prepaid Expenses and Others	746
Total Current Assets	84,353

Property and Equipment, net	61,075
Intangible assets, net	14,045,952
Other assets	1,922

TOTAL ASSETS	$ 14,193,302

LIABILITIES AND STOCKHOLDERS' EQUTIY
Current Liabilities
Accounts Payable	$ 27,181
Accrued Expenses	61,477
Deferred Revenue	84,694
Officers' Loan	66,947
Total Current Liabilities	240,299

Stockholders' Deficit
Common Stock, $0.001 par value; 750,000,000 shares
authorized; 2,335,980 shares issued and outstanding	2,336
Common Stock to be issued	22,000
Paid-in Capital	18,516,987
Deferred Consulting Expenses	(3,600,000)
Accumulated Deficit	(988,320)
Total Stockholders' Equity	13,953,003

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 14,193,302

SALESTACTIX, INC. (FKA AGE RESEARCH, INC.)

CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

	For the Three Months ended June 30,		For the Six Months ended June 30,
	2004	2003	2004	2003
Revenues	$ 14,021	$ 1,731	$ 14,021	$ 3,913

Cost and Expenses
Cost of Revenues	5,478	202	5,478	532
Selling, General and Administrative	31,620	76,700	33,793	80,328
Total Costs and Expenses	37,098	76,902	39,271	80,860

Operating (loss)	(23,077)	(75,171)	(25,250)	(76,947)

Other Income (Expenses)
Interest and Other Income	-	97	-	97
Interest Expense	(301)	(187)	(523)	(325)
Total other income(expenses)	(301)	(90)	(523)	(228)

Net (Loss) Before Taxes	(23,378)	(75,261)	(25,773)	(77,175)

Provision for Income Taxes	800	-	1,600	800

Net (Loss)	$ (24,178)	$ (75,261)	$ (27,373)	$ (77,975)

Net (loss) per share-Basic and Diluted	$ (0.00)	$ (0.03)	$ (0.00)	$ (0.04)

Weighted Average Number of Shares	9,669,313	2,212,171	6,002,647	2,088,361

SALESTACTIX, INC. (FKA AGE RESEARCH, INC.)

CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

For Six Months ended June 30,	2004	2003
Cash Flow From Operating Activities
Net (loss)	$ (27,373)	$ (77,975)
Adjustments to reoncile net (loss) to net cash (used in)
operating activities:
Stock for services	-	130,000
(Increase) Decrease in:
Accounts Receivable	7,357	(291)
Unamortized stock expenses	-	(56,761)
Increase (Decrease) in:
Accounts Payable and Accrued Expenses	14,815	(28)

Cash flows (used in) operating activities	(5,201)	(5,055)

Cash Flow From Investing Activities
Cash increase due to acquisitions	46,298	-

Cash flows provided by investing activities	46,298	-

Cash Flow From Financing Activities
Shareholders' contributions	6,300	-
Proceeds from (Repayments to) Officers' Loan	(102)	5,200

Cash flows provided by financing activities	6,198	5,200

Net increase in cash and cash equivalents	47,295	145

Cash and cash equivalents, at beginning of period	27	310

Cash and cash equivalents, at end of period	$ 47,322	$ 455

Noncash investing and financing activities:
Common stock to be issued for:
Business acquisitions	$14,000,000	$ -
Deferred consulting expenses	3,600,000	-
	$17,600,000	$ -

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business SalesTactix, Inc. (formerly known as Age Research, Inc., the "Company" or "SalesTactix") historically produced and sold a line of premium skin care products to physicians and mail order. The Company has developed its own line of dermatologist-formulated skin care products including moisturizers, cleaners, sunscreens, and anti-aging emollients with glycolic acid. The products are sold under the name of RejuvenAge, which is trademarked in United States and United Kingdom, and name of Bladium, which is trademarked in United States. Commencing January 1, 2004, the Company ceased operation.

In June 2004, in a series of transactions, the Company has acquired all of the outstanding capital stock of NBD Marketing, Inc. and its wholly-owned subsidiary, ProspectWorks, Inc., SalesWare Inc., (a Nevada corporation), and has formed an acquisition subsidiary, xSellsys, Inc. to acquire certain assets and liabilities of CRM Salesware, Inc.

NBD Marketing, Inc. and ProspectWorks, Inc. develop and provide sales opportunities in the form of sales leads and sales appointments for its client company's sales forces. CRM SalesWare, Inc. has developed and markets a Linux based sales force automation software platform branded as xSellsys. Salesware, Inc. is a sales organization selling sales force automation solutions and sales training nationally. These businesses combine to offer hosted sales force automation (SFA) solution for small- and mid-size businesses.

Following the completion of the acquisitions, the Company changed its name to SalesTactix, Inc.

Presentation of Interim Information: The financial information at June 30, 2004 and for the three and six months ended June 30, 2004 and 2003 is unaudited but includes all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for a fair presentation of the financial information set forth herein, in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") for interim financial information, and with the instructions to Form 10-QSB. Accordingly, such information does not include all of the information and footnotes required by U.S. GAAP for annual financial statements. For further information refer to the Financial Statements and footnotes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003.

The results for the three and six months ended June 30, 2004 may not be indicative of results for the year ending December 31, 2004 or any future periods.

Principle of Consolidation: The accompanying consolidated financial statements include the accounts of SalesTactix, Inc. and its subsidiaries, after elimination of all intercompany accounts and transactions. Certain prior period balances have been reclassified to conform to the current period presentation.

Net Loss Per Share Basic net loss per share includes no dilution and is computed by dividing net loss available to common stockholders by the weighted average number of common stock outstanding for the period. Diluted net loss per share does not differ from basic net loss per share due to the lack of dilutive items in the Company.

New Accounting Standards: In December 2003, the SEC issued Staff Accounting Bulletin (SAB) No. 104, "Revenuer Recognition," which codifies, revises and rescinds certain sections of SAB No. 101, "Revenue Recognition," in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. The changes noted in SAB No. 104 did not have a material effect on the Company's results of operations, financial positions or cash flows.

NOTE 2 - BUSNIESS ACQUISITIONS

NBD Marketing, Inc. and ProspectWorks, Inc.

On June 20, 2004, the Company acquired all outstanding shares of NBD Marketing, Inc. ("NBD") pursuant to the terms and conditions of a Stock Purchase Agreement. Under the NBD Agreement, the Company issued 7,500,000 shares of the Company's common stock, valued at $0.80 per share which is the average price of SalesTactix common stock over the five trading days immediately preceding and two trading days immediately following June 20, 2004, to NBD shareholders in exchange for all of the outstanding shares of NBD. Prior to, and in connection with, the NBD transaction, NBD acquired all of the issued and outstanding shares of ProspectWorks, Inc. ("PropsectWorks") in exchange for 340 shares of NBD common stock. As a result of these transactions, NBD became a wholly-owned subsidiary of the Company, and PropsectWorks became its indirect, wholly-owned subsidiary. The Company believes that the acquisition will expand the business markets for Hosted Sales for Automation (SFA).

The acquisitions were accounted for as purchase transaction under Statements of Financial Accounting Standards (SFAS) No. 141, and accordingly, the tangibles assets acquired were recorded at their fair value at the date of the acquisition. The results of operations of NBD and Prospect Works have been included in the Company's consolidated financial statements subsequent to the date of acquisition.

The purchase price was approximately $6 million. Direct transaction costs incurred in connection with the acquisition were immaterial. The allocation of the purchase price to assets acquired and liabilities assumed is presented in the table that follows:

Tangible assets acquired	$ 46,197
Property and equipment	56,600
Intangible assets	6,027,140
Liabilities assumed	(129,937)
Total purchase price	$ 6,000,000

SalesWare, Inc.

On June 21, 2004, the Company acquired all of the issued and outstanding common stock of SalesWare, Inc. pursuant to the terms and conditions of a Stock Purchase Agreement. Under the SalesWare Agreement, the Company issued 7,000,000 shares of its common stock, valued at $0.80 per share which is the average price of SalesTactix common stock over the five trading days immediately preceding and two trading days immediately following June 21, 2004, to the SalesWare shareholders in exchange for all of the outstanding shares of SalesWare. The Company believes that the acquisition will expand the business markets for Hosted Sales for Automation (SFA).

The acquisition was accounted for as purchase transaction under SFAS No. 141, and accordingly, the tangibles assets acquired were recorded at their fair value at the date of the acquisition. The results of operations of Salesware have been included in the Company's consolidated financial statements subsequent to the date of acquisition.

NOTE 2 - BUSINESS ACQUISITIONS (Continued)

The purchase price was approximately $5.6 million. Direct transaction costs incurred in connection with the acquisition were immaterial. The allocation of the purchase price to assets acquired and liabilities assumed is presented in the table that follows:

Tangible assets acquired	$ 1,948
Property and equipment	1,307
Intangible assets	5,596,745
Total purchase price	$ 5,600,000

xSellsys, Inc.

On June 22, 2004, the Company acquired certain assets and liabilities, including customer contracts and intellectual property of CRM SalesWare, Inc. ("CRM") through its acquisition subsidiary, xSellsys, Inc. ("xSellsys"). xSellsys acquired certain assets and liabilities of CRM in exchange for the issuance of 1,000 shares of its common stock, constituting 100% of its issued and outstanding shares, to CRM. Shortly thereafter, the Company acquired all of the outstanding shares of xSellsys for 3,000,000 shares of its common stock to CRM, the sole shareholder of xSellsys, in exchange for all of the outstanding shares of xSellsys. CRM intends to distribute the shares of SalesTactix common stock it acquired to its shareholders. The purchase price valued at $0.80 per share, which is the average price of SalesTactix common stock over the five trading days immediately preceding and two trading days immediately following June 22, 2004. The Company believes that the acquisition will expand the business markets for Hosted Sales for Automation (SFA).

The acquisition was accounted for as purchase transaction under SFAS No. 141, and accordingly, the tangibles assets acquired were recorded at their fair value at the date of the acquisition. The results of operations of xSellsys have been included in the Company's consolidated financial statements subsequent to the date of acquisition.

The purchase price was approximately $2.4 million. Direct transaction costs incurred in connection with the acquisition were immaterial. The allocation of the purchase price to assets acquired and liabilities assumed is presented in the table that follows:

Tangible assets acquired	$43,393
Property and equipment	3,168
Intangible assets	2,422,067
Liabilities assumes	(68,628)
Total purchase price	$ 2,400,000

NOTE 2 - BUSNIESS ACQUISITIONS (Continued)

Identified intangible assets acquired in connection with the acquisitions of NBD, Prospects, Salesware and xSellsys consist primarily of completed technology and acquired contracts. These intangible assets are amortized using the straight-line method over their estimated useful lives of 3 to 5 years.

	Gross			Weighted
	Carrying	Accumulated		Average
	Amount	Amortization	Net	Life
Software Development	$ 125,000	$ 62,500	$ 62,500	3 years
Completed Technology	8,386,707	-	8,386,707	5 years
Acquired Contracts	5,596,745	-	5,596,745	5 years

Total intangibles	$ 14,108,452	$ 62,500	$ 14,045,952

The estimate annual amortization expense related to the identified intangible assets acquired in connection with the acquisitions, assuming no impairment of the underlying assets, is as follows:

Years ended December 31,
2004 (July 1, 2004 to December 31, 2004)	$ 1,419,179
2005	2,838,358
2006	2,796,690
2007	2,796,690
Thereafter	4,195,035

Total amortization	$ 14,045,952

Unaudited Pro Forma Financial Information

The following unaudited pro forma net revenue, net income and net income per share data for the six months ended June 30, 2004 is based on the respective historical financial statements of the acquired companies. The pro forma data reflects the consolidated results of operations as if the acquisitions of NBD, SalesWare, and xSellsys occurred at the beginning of the period indicated. The pro forma financial data presented are not necessarily indicative of the Company's results of operations that might have occurred had the transactions been completed at the beginning of the periods specified, and do not purport to represent what the Company's consolidated results of operations might be for any future period.

Six Months Ended
June 30, 2004
Net revenue	$ 509,747
Net (loss)	$ (1,415,237)
Basic and diluted net loss per share	$ (0.06)
Shares used in basic and diluted net loss per share calculation	24,335,980

NOTE 3 - REVERSE STOCK SPLIT

On June 1, 2004, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State, pursuant to which the Company effectuated a reverse stock split in an exchange ratio of one newly issued share for each thirty-five shares of its common stock outstanding, thereby decreasing the number of issued and outstanding shares to 2,335,980. The Board of Directors also amended its articles of incorporation to increase its authorized shares of common stock from 300,000,000 to 750,000,000 shares, and to maintain the par value of the stock at $0.001. The accompanying consolidated financial statements have been retroactively adjusted to reflect the reverse stock split.

NOTE 4 - NET LOSS PER SHARE

	Three Months ended		Six Months ended
	June 30,		June 30,
	2004	2003	2004	2003
Numerator:
Net (Loss)	$ (24,178)	$ (75,261)	$ (27,373)	$ (77,975)
Denominator:
Weighted Average Number of Shares	9,669,313	2,212,171	6,002,647	2,088,361

Loss per share-Basic and Diluted	$ (0.00)	$ (0.03)	$ (0.00)	$ (0.04)

NOTE 5 - BUSINESS CONSULTING

On June 22, 2004, the Company and NeoTactix (NTX) entered into a Business Consulting Agreement pursuant to which Neotactix agreed to provide certain business consulting services to the Company as specified in the Agreement, In exchange for such services, the Company agreed to issue 4,500,000 shares of the Company's common stock. The Company and NTX agree that the compensation shares issued the Company to affiliates of NTX shall be cancelled and returned to the Company if, prior to October 31, 2005, the Company has not achieved at least one of the following benchmarks:

  Gross revenues of the Company for a calendar month shall have reached at least of $1,000,000.

  EBITDA of the Company for a calendar month shall have reached at least $200,000.

  Total market capitalization of the Company, measured as the current stock price (or if there is no stock price, then the value determined on a going concern basis) on a particular date multiplied by the number of outstanding securities of the Company on a fully diluted basis, including all classes of shares and all classes of debt securities, including convertible debt securities, shall average $25,000,000 for a period of 30 consecutive days.

As of June 30, 2004, none of the above benchmarks has occurred. The services, valued at $3.6 million, were deferred until the performances commit.

NOTE 6 - SEGMENT INFORMATION

FASB Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information," establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance. The Company's chief operating decision maker is the Chief Executive Officer. The Company is organized by line of business. While the Chief Executive Officer evaluates results in a number of different ways, the line of business management structure is the primary basis for which the allocation of resources and financial results are assessed. The Company has three major line of business operating segments: software licensing, consulting and training, and printing services.

The software licensing line of business includes sale, licensing and updating of the base program. The consulting and training line of business assists customers in the rapid design, implementation, deployment, upgrade and migration of the company's database technology and applications software, as well as on-site technical services, and the printing services designs, complies and prints catalogs, flyers and brochures in the office furniture industry.

The Company does not track assets by operating segments. Consequently, it is not practical to show assets by operating segments.

The following table presents a summary of operating segments:

	Three Months Ended June 30, 2004	Six Months Ended June 30, 2004
Software Licensing:
Revenues		$ 0
Hardware and materials	0	0
Margin	$ 0	$ 0
Consulting and Training
Revenues	$ 0	$ 0
Cost of services	0	0
Margin	$ 0	$ 0
Printing:
Revenues	$ 14,021	$ 14 ,021
Cost of services	5,478	5,478
Margin	$ 8,543	$ 8,543
Totals:
Revenues	$	$ 14,021
Expenses	5,478	5,478
Margin	$ 8,543	$ 8,543

Reconciliation of operating segment margin to net loss:

	Three Months Ended June 30, 2004	Six Months Ended June 30, 2004
Total margin for reportable segment	$ 8,543	$ 8,543
General and administrative expenses	(31,620)	(33,793)
Other expenses	(301)	(533)
Net (loss) before tax	$ (23,378)	$ (25,733)

NOTE 7 - RELATED PARTY TRANSACTIONS

An officer used to make payments to purchase inventory on behalf of the Company. As of June 30, 2004, the balance due to the officer related the purchases were $2,116. The Company also has notes payable to this officer in the amount of $14,800, accruing interest at 6% per annum. The note is due on demand.

The subsidiaries also have notes payable to their officers in the amount of $66,947at June 30, 2004. The notes carry interest at 6% per annum and are due on demand.

NOTE 8 - GUARANTEES

The Company from time to time enters into certain types of contracts that contingently require the Company to indemnify parties against third-party claims. These contracts primarily relate to (i) divestiture agreements, under which the Company may provide customary indemnifications to purchasers of the Company's businesses or assets; and (ii) certain agreements with the Company's officers, directors and employees, under which the Company may be required to indemnify such persons for liabilities arising our of their employment relationship.

The terms of such obligations vary. Generally, a maximum obligation is not explicitly stated. Because the obligated amounts of these types of agreements often are not explicitly stated, the overall maximum amount of the obligation cannot be reasonably estimated. Historically, the Company has not been obligated to make significant payments for these obligations, and no liabilities have been recorded for these obligations on its balance sheet as of June 30, 2004.

The Company's software license agreements generally include certain provisions for indemnifying customers against liabilities if the software products infringe a third party's intellectual property rights. To date, the Company has not incurred any material costs as a result of such indemnifications and has not accrued any liabilities related to such obligations in the consolidated financial statements. The agreements also generally include a warranty that the Company's software products will substantially operate as described in the applicable program documentation for a period of one year after delivery. The Company also warrants that services performed will be provided in a manner consistent with industry standards for a period of 90 days from performance of the service. To date, the Company has not incurred any material costs associated with these warranties.

NOTE 9 - GOING CONCERN

The Company's consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. Operations to date have been significantly financed by debt and equity transactions.  At June 30, 2004, the Corporation requires additional financing to continue to operate at current levels throughout the year.  Accordingly, the Corporation's future operations are dependent upon the identification and successful completion of additional long-term or permanent equity financing, the continued support of creditors and stockholders, and, ultimately, the achievement of profitable operations.  There can be no assurances that the Corporation will be successful.  If it is not, the Corporation will be required to reduce operations or liquidate assets.  The Corporation will continue to evaluate its projected expenditures relative to its available cash and to seek additional means of financing in order to satisfy its working capital and other cash requirements.  The consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary should the Corporation be unable to continue as a going concern.

NOTE 10 -SUBSEQUENT EVENT

On August 2, 2004, the Company changed its name to SalesTactix, Inc.